EXHIBIT 99.1

SUSAN LATTMANN REJOINS LANDSEA HOMES BOARD OF DIRECTORS AS THOMAS HARTFIELD CONCLUDES HIS TERM

Dallas, Texas (January 22, 2025) — Landsea Homes Corporation (Nasdaq: LSEA) (“Landsea Homes” or the “Company”), a publicly traded residential homebuilder, announced today that Susan E. Lattmann has rejoined the Company’s Board of Directors effective immediately. Ms. Lattmann is rejoining the Board following Thomas Hartfield’s decision not to stand for re-election at the 2025 annual meeting of stockholders.

“We want to thank Tom for his many contributions as a member of our Board of Directors over the last eight years and appreciate his continued dedication to the Company as he concludes his term,” said Bruce Frank, Chairman of the Board of Landsea Homes.

“We are also very pleased and fortunate to bring Susan back to the Landsea Homes Board of Directors. She is well versed in our strategic approach to homebuilding and delivers significant financial, accounting and cost-management expertise to our Board.” Mr. Frank added, “Susan’s Fortune 500 public company CFO experience and deep P&L management provide important expertise to our boardroom. Throughout her career Susan has guided companies navigating multiple stages of growth, including M&A, and managing significant operational and structural changes.”

Ms. Lattmann previously served on the Landsea Homes Board from 2022 to 2023 and has more than 30 years as an experienced executive and corporate board director. During her prior term on the Landsea Homes Board, Ms. Lattmann played a significant role in the Company’s enterprise-wide strategy to enhance margin and improve profit through cost reductions. She currently serves as CFO for The Row, an international privately held luxury apparel retailer. Previously, she worked for Bed Bath & Beyond, now a subsidiary of Beyond Inc., for more than 23 years, where she held several roles including CFO and CAO. She began her professional career with Arthur Andersen.

“I am very excited about the opportunity to rejoin the Board of Directors of what I believe to be one of the most strategic public homebuilders in the industry,” said Ms. Lattmann. “I’m looking forward to working with my Board colleagues and the Senior Leadership team to contribute to Landsea Homes’ continued future success.”

For more information about Landsea Homes, visit http://www.landseahomes.com.

About Landsea Homes Corporation

Landsea Homes Corporation (Nasdaq: LSEA) is a publicly traded residential homebuilder based in Dallas, Texas that designs and builds best-in-class homes and sustainable master-planned communities in some of the nation’s most desirable markets. The company has developed homes and communities in New York, Boston, New Jersey, Arizona, Colorado, Florida, Texas and throughout California in Silicon Valley, Los Angeles and Orange County. Landsea Homes was honored as the Green Home Builder 2023 Builder of the Year, after being named the 2022 winner of the prestigious Builder of the Year award, presented by BUILDER magazine, in recognition of a historical year of transformation.

An award-winning homebuilder that builds suburban, single-family detached and attached homes, mid-and high-rise properties, and master-planned communities, Landsea Homes is known for creating inspired places that reflect modern living and provides homebuyers the opportunity to “Live in Your Element.” Our homes allow people to live where they want to live, how they want to live – in a home created especially for them.

Driven by a pioneering commitment to sustainability, Landsea Homes’ High Performance Homes are responsibly designed to take advantage of the latest innovations with home automation technology supported by Apple®. Homes include features that make life easier and provide energy savings that allow for more comfortable living at a lower cost through sustainability features that contribute to healthier living for both homeowners and the planet.

Led by a veteran team of industry professionals who boast years of worldwide experience and deep local expertise, Landsea Homes is committed to positively enhancing the lives of our homebuyers, employees and stakeholders by creating an unparalleled lifestyle experience that is unmatched.

For more information on Landsea Homes, visit: www.landseahomes.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein, including without limitation, statements regarding the expected Board transition and future performance of the Company, are forward-looking statements reflecting the current beliefs and expectations of Landsea Homes’ management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent Landsea Homes’ current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Landsea Homes’ common stock, and risks relating to Landsea Homes’ business, including those risks and uncertainties described in periodic reports that Landsea Homes files from time to time with the SEC, as well as the preliminary prospectus supplement relating to the Offering filed with the SEC. The forward-looking statements included in this press release speak only as of the date of this press release, and Landsea Homes does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

###

Media Contact:

Annie Noebel

Cornerstone Communications

anoebel@cornerstonecomms.com

(949) 449-2527

Investor Relations Contact:

Drew Mackintosh, CFA

Mackintosh Investor Relations, LLC

drew@mackintoshir.com

(512) 243-5009